As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-100184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

New Mexico                                                                 85-0468296
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization)                                               Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address, including zip code, of Registrant’s Principal Executive Offices)

PNM RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-4935
Fax: (505) 241-2393

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒                                                           Accelerated filer  ☐
Non-accelerated filer  ☐                                                           Smaller reporting company  ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

PNM Resources, Inc., a New Mexico corporation (the “Company”), is filing this post-effective amendment to deregister the securities originally registered under the Registration Statement on Form S-8 (Registration No. 333-100184) that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2002 (the “2002 Registration Statement”).  The 2002 Registration Statement registered the potential issuance of 250,000 shares (subsequently adjusted to 375,000 shares as an automatic result of the 3 for 2 stock split that occurred on June 11, 2004) of the Company’s common stock under the PNM Resources, Inc. Employee Stock Purchase Plan (the “Plan”).

Effective as of June 30, 2009, the Plan was terminated.  Accordingly, and because no future issuances of the Company’s common stock will occur under the Plan, the Company hereby deregisters all unissued shares of the Company’s common stock formerly registered for issuance under the 2002 Registration Statement.

Item 8.    Exhibits.

Exhibit No.              Description

24	Power of Attorney (incorporated by reference to Exhibit 24 of the Registration Statement on Form S-8 of PNM Resources, Inc., File No. 333-100184, filed on September 30, 2002).

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 30, 2009.

PNM RESOURCES, INC.

By:  /s/ Jeffry E. Sterba
        Jeffry E. Sterba
        Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	June 30, 2009
Jeffry E. Sterba

/s/ Charles N. Eldred	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2009
Charles N. Eldred

/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	June 30, 2009
Thomas G. Sategna

	Director	June 30, 2009
Adelmo E. Archuleta

*	Director	June 30, 2009
Julie A. Dobson

	Director	June 30, 2009
Robert R. Nordhaus

*	Director	June 30, 2009
Manuel T. Pacheco

*	Director	June 30, 2009
Robert M. Price

/s/ Bonnie S. Reitz	Director	June 30, 2009
Bonnie S. Reitz

	Director	June 30, 2009
Donald K. Schwanz

	Director	June 30, 2009
Joan B. Woodard

          * By: /s/ Jeffry E. Sterba
        Jeffry E. Sterba
                    Attorney-In-Fact (see Exhibit 24)

THE PLAN.  Pursuant to the requirements of the Securities Act, the Board Governance and Human Resources Committee of the Board of Directors of PNM Resources, Inc. (which administers the PNM Resources, Inc. Employee Stock Purchase Plan) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on the Plan’s behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 30, 2009.

PNM RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

By:  /s/ Bonnie S. Reitz
        Bonnie S. Reitz
        Chair of the Board Governance and Human Resources Committee

EXHIBIT INDEX

Exhibit No.                      Description

24	Power of Attorney (incorporated by reference to Exhibit 24 of the Registration Statement on Form S-8 of PNM Resources, Inc., File No. 333-100184, filed on September 30, 2002).